Exhibit 31.2

Huttig Building Products, Inc. and Subsidiaries

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David L. Fleisher, certify that:

1.	I have reviewed this Form 10-K/A (Amendment No. 2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2004) of Huttig Building Products, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 12, 2005	/s/ DAVID L. FLEISHER
	By:	David L. Fleisher
	Title:	Vice President, Chief Financial Officer, and Secretary

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